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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report included in this S-4 Registration Statement and to the incorporation by reference in this Registration Statement of our report dated February 11, 1999 included in Sparta Pharmaceutical, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.

                                          /s/ ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

June 11, 1999